Exhibit 10.3

EXECUTION VERSION

ASSET Contribution and SECURITIES purchase AGREEMENT

This ASSET CONTRIBUTION AND SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 30, 2026, is by and among La Rosa Holdings Corp., a Nevada corporation with offices located at 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747 (the “Company”), [*] (the “Contributor”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company, the Contributor and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Contributor is the owner of certain graphics processing units (the “GPUs”) which it desires to contribute to the Company in exchange for the issuance of newly-issued shares of the Series F Preferred Stock (as defined herein).

C. The Company has authorized a new series of preferred stock, known as the Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), which shares of Series F Preferred Stock have the  rights, preferences and privileges as set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock (the “Certificate of Designation”) in the form attached hereto as Exhibit A, and which shares of Series F Preferred Stock are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation.

D. At the Initial Contribution Closing (as defined below), the Contributor desires to contribute the GPUs set forth on Schedule A attached hereto (the “Initial Contributed GPUs”) to the Company, subject to the terms and conditions herein, and in exchange the Company desires to issue to the Contributor 3,000 shares of Series F Preferred Stock (the “Initial Contribution Shares”, the shares of Common Stock issuable upon conversion of the Initial Contribution Shares, collectively, the “Initial Contribution Conversion Shares”); provided, however, that no later than one (1) Business Day (as defined below) following the later of (i) the date that is 150 days after the Initial Contribution Closing Date, and (ii) the date on which the Company has received gross rental income from the Initial Contributed GPUs equal to or in excess of $350,000 (such date, the “Earnout Contribution Condition Date”), the Company shall issue to the Contributor an additional 4,000 shares of Series F Preferred Stock (the “Earnout Initial Contribution Shares”, and the shares of Common Stock issuable upon conversion of the Earnout Initial Contribution Shares, the “Earnout Initial Contribution Conversion Shares”).

E. The Contributor may determine to contribute to the Company, subject to the terms and conditions set forth in this Agreement, at one or more Additional Contribution Closings (as defined below), a number of additional GPUs as set forth in the applicable Additional Contribution Closing Notice (as defined below) (the “Additional Contributed GPUs” and together with the Initial Contributed GPUs, the “Contributed GPUs”), and in exchange the Company shall issue to the Contributor a number of additional shares of Series F Preferred Stock as set forth in the applicable Additional Contribution Closing Notice (the shares of Series F Preferred Stock to be sold at an Additional Contribution Closing, the “Additional Contribution Shares”, and together with the Initial Contribution Shares and the Earnout Initial Contribution Shares, the “Contribution Shares”) (the shares of Common Stock issuable upon conversion of the Additional Contribution Shares, the “Additional Contribution Conversion Shares”, and collectively with the Initial Contribution Conversion Shares and the Earnout Initial Contribution Conversion Shares, the “Contributed Conversion Shares”).

F. Each Buyer wishes to purchase, and the Company wishes to sell, subject to the terms and conditions set forth in this Agreement, at one or more Additional Purchase Closings (as defined below) a number of additional shares of Series F Preferred Stock in the amount as set forth in the applicable Additional Purchase Closing Notice (as defined below) (the shares of Series F Preferred Stock to be sold at an Additional Purchase Closing, the “Additional Purchase Shares”, and together with the Contribution Shares, the “Shares”) (the shares of Common Stock issuable upon conversion of the Additional Purchase Shares, collectively, the “Additional Purchase Conversion Shares”, and collectively with the Contributed Conversion Shares, the “Conversion Shares”); provided, that the total aggregate number of Additional Shares (as defined below) to be sold to the Buyers or issued to the Contributor at any Additional Closing (as defined below), shall not exceed 25,000, in the aggregate, for the Contributor and all Buyers at all Additional Closings. As used herein, “Additional Shares” shall mean, collectively, the Additional Purchase Shares and the Additional Contribution Shares.

G. The Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Contributor and each Buyer hereby agree as follows:

1. ASSET CONTRIBUTION AND PURCHASE AND SALE OF SHARES.

(a) Asset Contributions.

(i) Initial Asset Contribution Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Contributor shall contribute, convey, transfer, assign and deliver to the Company, on the Initial Contribution Closing Date (as defined below), all of its right, title and interest in and to the Initial Contributed GPUs owned by it, free and clear of all liens and encumbrances, other than as set forth in the Lease Agreement (as defined below), and in exchange therefor the Company hereby agrees to issue the Initial Contribution Shares subject to satisfaction (or waiver) of the conditions set forth herein (the “Initial Contribution Closing”) and, no later than one (1) Business Day following the Earnout Contribution Condition Date, the Company shall issue the Earnout Initial Contribution Shares to the Contributor (the “Earnout Contribution Closing”, and such date, the “Earnout Contribution Closing Date”) and shall have delivered to the Contributor, evidence of the issuance of the Earnout Initial Contribution Shares as held in DRS book-entry form by the Transfer Agent and registered in the name of the Contributor, or, at the election of the Contributor, a certificate evidencing the Earnout Initial Contribution Shares, registered in the name of the Contributor.

(ii) Additional Asset Contribution Closings. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c)(ii)(1), 6(a) and 7(b) below, the Contributor shall contribute, convey, transfer, assign and deliver to the Company, on the applicable Additional Contribution Closing Date (as defined below), all of its right, title and interest in and to the applicable Additional Contributed GPUs owned by it, free and clear of all liens and encumbrances, other than as set forth in the Lease Agreement, and in exchange therefor the Company hereby agrees to issue a number of Additional Contribution Shares in the aggregate amount as is set forth in such applicable Additional Contribution Closing Notice (each such additional closing, an “Additional Contribution Closing” and together with the Initial Contribution Closing and the Earnout Contribution Closing, each, a “Contribution Closing”).

(b) Purchase of Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c)(ii)(2), 6(b) and 7(b) below, the Company shall issue and sell to such Buyer, and such Buyer severally, but not jointly, with any other Buyer, shall purchase from the Company, on the applicable Additional Purchase Closing Date (as defined below), a number of Additional Purchase Shares in the aggregate amount as is set forth in such applicable Additional Purchase Closing Notice (each such closing of the purchase of such Additional Purchase Shares, each, an “Additional Purchase Closing” and together with an Additional Contribution Closing, each an “Additional Closing”).

(c) Closing. The Initial Contribution Closing and the Additional Closings are each referred to in this Agreement as a “Closing”. Each Closing shall occur at the offices of Sullivan & Worcester LLP, 1251 Avenue of the Americas, New York, NY 10020, such other location as the parties hereto shall mutually agree or remotely by electronic transfer of the documentation required for each Closing.

(i) Initial Contribution Closing Date. The date and time of the Initial Contribution Closing (the “Initial Contribution Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day (as defined below) (and including the date hereof if a Business Day) on which the conditions to the Initial Contribution Closing set forth in Sections 6(a) and 7(a) below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Contributor). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, that, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(ii) Additional Closing Dates. Subject to completion of the Initial Contribution Closing, the date and time of the applicable Additional Contribution Closing (each, an “Additional Contribution Closing Date” and together with the Initial Contribution Closing Date and the Earnout Contribution Closing Date, each, a “Contribution Closing Date”) or the applicable Additional Purchase Closing (each, an “Additional Purchase Closing Date” collectively with each Contribution Closing Date, each, a “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to such Additional Closing set forth in this Section 1(c)(ii) and Sections 6(a) (in the case of an Additional Contribution Closing), 6(b) (in the case of an Additional Purchase Closing) and 7(b) below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Contributor or each Buyer, as applicable).

(1) Additional Contribution Closings at the Contributor’s Election. Subject to the satisfaction (or waiver) of the conditions to closing set forth in this Section 1(c)(ii)(1) and Sections 6(a) and 7(b) below (the “Additional Contribution Closing Conditions”), the Contributor, shall have the right, exercisable by e-mail delivery of a written notice to the Company (each, an “Additional Contribution Closing Notice”) to contribute, convey, transfer, assign and deliver to the Company, on the applicable Additional Contribution Closing Date, all of its right, title and interest in and to the applicable Additional Contributed GPUs, and to require the Company to issue to the Contributor, at one or more Additional Closings, a number of Additional Contribution Shares up to a maximum aggregate amount of 25,000 (subject to reduction, on a one-for-one basis for the aggregate number of any Additional Shares issued in any Additional Closing on or prior to such Additional Closing Date, if any)(each, an “Additional Closing Maximum Amount”) for all Additional Closings. Each Additional Contribution Closing Notice shall specify (x) the proposed date and time of the applicable Additional Closing (which, if unspecified in such Additional Contribution Closing Notice, shall be the fifth (5th) Trading Day after such Additional Contribution Closing Notice or such other date as is mutually agreed to by the Company and the Contributor), (y) the aggregate number of Additional Contributed GPUs to be contributed to the Company by the Contributor, and (z) the number of Additional Contribution Shares to be issued to the Contributor at such applicable Additional Contribution Closing, which shall not exceed the Additional Closing Maximum Amount (or such other amount as the Company and the Contributor shall mutually agree). The number of Additional Contribution Shares issuable to the Contributor at any Additional Contribution Closing shall be set forth in the applicable Additional Contribution Closing Notice and agreed to by the Company and the Contributor. The Contributor’s right to effect any Additional Contribution Closings hereunder shall terminate on the two (2) year anniversary of the Initial Contribution Closing Date (or such earlier date as the Contributor shall determine, in its sole discretion, by delivery of a written notice to the Company) (the “Additional Closing Expiration Date”) (or such earlier date as the Contributor shall determine, in its sole discretion, by delivery of a written notice to the Company).

(2) Additional Purchase Closings at the Buyer’s Election. Subject to the satisfaction (or waiver) of the conditions to closing set forth in this Section 1(c)(ii)(2) and Sections 6(b) and 7(b) below (the “Additional Purchase Closing Conditions” together with the Additional Contribution Closing Conditions, the “Additional Closing Conditions”), each Buyer, severally, shall have the right, exercisable by e-mail delivery of a written notice to the Company (each, an “Additional Purchase Closing Notice” collectively with each Additional Contribution Closing Notice, each an “Additional Closing Notice”) to purchase, and to require the Company to sell to such Buyer, at one or more Additional Purchase Closings, a number of Additional Purchase Shares up to the Additional Closing Maximum Amount for all Additional Closings. Each Additional Purchase Closing Notice shall specify (x) the proposed date and time of the applicable Additional Purchase Closing (which, if unspecified in such Additional Purchase Closing Notice, shall be the fifth (5th) Trading Day after such Additional Purchase Closing Notice or such other date as is mutually agreed to by the Company and each Buyer) and (y) the aggregate number of Additional Purchase Shares to be purchased by each Buyer at such applicable Additional Purchase Closing, which shall not exceed the Additional Closing Maximum Amount of such applicable Buyer (or such other amount as the Company and such Buyer shall mutually agree). The Buyers’ rights to effect any Additional Purchase Closings hereunder shall terminate on the Additional Closing Expiration Date (or such earlier date as the Buyers shall determine, in their sole discretion, by delivery of a written notice to the Company).

(d) Purchase Price. The aggregate purchase price for the Additional Purchase Shares to be purchased by each Buyer (the “Purchase Price”) shall be $1,000.00 per Additional Purchase Share to be purchased by such Buyer at each Additional Purchase Closing.

(e) Form of Payment.

(i) On each Contribution Closing Date, (A) except for on the Earnout Contribution Closing Date, the Contributor shall transfer title to the applicable Contributed GPUs to the Company for the applicable Contribution Shares to be issued to the Contributor at such Contribution Closing, and (B) the Company shall deliver to the Contributor the applicable Contribution Shares, duly registered in the name of the Contributor or its designee.

(ii) On each Additional Purchase Closing Date, (A) each Buyer participating in such Additional Purchase Closing shall pay its respective applicable Purchase Price for such Additional Purchase Closing (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Additional Purchase Shares to be issued and sold to such Buyer at such Additional Purchase Closing, by wire transfer of immediately available funds in accordance with the applicable Flow of Funds Letter (as defined below) and (B) the Company shall deliver to each such applicable Buyer a number of Additional Purchase Shares not to exceed the aggregate amount set forth in the applicable Additional Purchase Closing Notice to be issued to such Buyer, registered in the name of such Buyer or its designee.

(f) Rank. Each party hereto acknowledges that, except to the extent that the Required Holders (as defined below) expressly consent to the creation of Parity Stock (as defined in the Certificate of Designation) or Senior Preferred Stock (as defined in the Certificate of Designation), all shares of Common Stock, shares of Series B Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series B Preferred Stock”), shares of Series C Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series C Preferred Stock”), shares of Series D Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series D Preferred Stock”), shares of Series E Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series E Preferred Stock”), and shares of Series X Super Voting Preferred Stock of the Company, par value $0.0001 per share (the “Series X Preferred Stock”), and all capital stock of the Company authorized or designated after the date of the designation of the Series F Preferred Stock shall be junior in rank to the Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company; provided, however, that, for clarity, the Company may, without the consent of the holders of the Series F Preferred Stock, authorize or issue capital stock that ranks junior to the Series F Preferred Stock.

2. CONTRIBUTOR’S AND BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each of the Contributor and each Buyer, severally and not jointly, hereby represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date in which the Contributor receives or such Buyer purchases any Shares hereunder:

(a) Organization; Authority. The Contributor and such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. The Contributor and such Buyer (i) is acquiring its Shares and (ii) upon conversion of its Shares will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Contributor and such Buyer do not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. The Contributor and such Buyer do not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. Each of the Contributor and such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer hereby represents that neither such Buyer nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the 1933 Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the 1933 Act.

(d) Reliance on Exemptions. The Contributor and such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Contributor and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Contributor and such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Contributor and such Buyer to acquire the Securities.

(e) Information. The Contributor and such Buyer and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Contributor and such Buyer. The Contributor and such Buyer and their advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Contributor and such Buyer or their advisors, if any, or their representatives shall modify, amend or affect the Contributor’s or such Buyer’s right to rely on the Company’s representations and warranties contained herein. The Contributor and such Buyer understands that its investment in the Securities involves a high degree of risk. The Contributor and such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. The Contributor and such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. The Contributor and such Buyer understands that except as provided in Section 4(h) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Contributor or such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Contributor or such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Contributor and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined below), including, without limitation, this Section 2(g).

(h) Validity; Enforcement. The Transaction Documents to which the Contributor and such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Contributor and such Buyer and shall constitute the legal, valid and binding obligations of the Contributor and such Buyer enforceable against the Contributor and such Buyer in accordance with their respective terms, respectively, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Contributor and such Buyer of this Agreement and the consummation by the Contributor and such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Contributor or such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Contributor or such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Contributor or such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Contributor or such Buyer to perform its obligations hereunder.

(j) No Reliance. Each Buyer and the Contributor acknowledges and agrees that (i) neither the Company nor any Person on behalf of the Company, is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in this Agreement or any other Transaction Document and (ii) neither the Company nor any Person on behalf of the Company has been induced by, or relied upon, any representations, warranties, or statements, whether express or implied, made by any Person, that are not expressly set forth in this Agreement or any other Transaction Document.

(k) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers. The Contributor is a resident of that jurisdiction specified below in its address for notice.

(l) Title to GPUs. The Contributor is the sole owner of the Contributed GPUs and has good, marketable and transferable title to them, free and clear of all liens, security interests, claims, and encumbrances, except as set forth in the Lease Agreement, and has the requisite power and authority to assign, transfer and convey the Contributed GPUs to the Company.

(m) Lease Agreement. The Contributor is a party to that certain master lease agreement dated as of June 5, 2026 (together with all attachments, amendments, side letters and supplements, the “Lease Agreement”) by and between the Contributor and SPRE NKC MO, LLC, a Georgia limited liability company (the “Lessee”), pursuant to which the Lessee is leasing certain GPUs, including the Contributed GPUs, from the Contributor. The Lease Agreement is effective and constitutes the legal, valid and binding obligations of the Contributor enforceable against the Contributor and in accordance with its terms and the Contributor has the power and authority to assign its interest, rights and benefits with respect to the Contributed GPUs in the Lease Agreement to the Company. To the knowledge of the Contributor, as of the date hereof, there are no uncured defaults or events of default (or events which, with notice or lapse of time or both would become a default) under the Lease Agreement by any party thereto.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each of the Buyers and the Contributor that, as of the date hereof and as of each Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized or incorporated, as applicable, and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary (as defined below), individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding share capital or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Shares) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and other than (i) a Form D with the SEC, (ii) with respect to any Additional Closing and/or conversion of the Additional Shares, confirmation that the required Stockholder Approval (as defined below) has been obtained, (iii) with respect to the Initial Contribution Closing and/or conversion of the Shares, the filing of a Listing of Additional Shares Notification Form with the Principal Market, and (iv) any other filings as may be required by any state securities agencies, no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their shareholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Initial Contribution Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the Initial Contribution Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Certificate of Designation, the Assignment Agreement (as defined below), the New Lease (as defined below), each Notice and Acknowledgement (as defined below), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Contribution Shares, the Additional Shares and the Conversion Shares shall be validly issued, fully paid and non-assessable shares of capital stock of the Company and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of each Closing, the Company shall have reserved from its duly authorized share capital not less than the maximum number of Additional Shares and Conversion Shares issuable upon conversion of the Shares (assuming for purposes hereof that (i) all Additional Shares issuable hereunder shall have been issued at an Additional Closing on the Initial Contribution Closing Date, (ii) the Shares are convertible at the Floor Price (as defined in the Certificate of Designation), (iii) dividends on the Shares shall accrue through the second anniversary of the Initial Contribution Closing Date and will be paid in shares of Common Stock at a price equal to the Floor Price and (iv) any such conversion shall not take into account any limitations on the conversion of the Shares set forth in the Certificate of Designation). Upon issuance or conversion in accordance with the terms of the Certificate of Designation, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock. Subject to the accuracy of the representations and warranties of the Contributor and the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. Except as set forth in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Company’s Articles of Incorporation, as amended and supplemented, including all Certificates of Designations, as each may be further amended or supplemented from time to time (the “Articles of Incorporation”), or the certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any share capital or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations, applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected).

(e) Consents. Except as set forth in Schedule 3(e), neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of a Listing of Additional Shares Notification Form with the Principal Market, a Form D with the SEC and any other filings as may be required by any state securities agencies), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the applicable Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market, except as set forth in Schedule 3(e) hereto, the Company has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding the Contributor’s and the Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer and the Contributor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that neither any Buyer nor the Contributor is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that neither any Buyer nor the Contributor is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Contributor or any Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Contributor’s or such Buyer’s purchase of the Securities. The Company further represents to the Contributor and each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Contributor or any Buyer or their respective investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Contributor and each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue (i) the Conversion Shares pursuant to the terms of the Certificate of Designation and in accordance with this Agreement and (ii) the Shares in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Contributor or any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Contributor or any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) SEC Documents; Financial Statements. Except as set forth on Schedule 3(k), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Contributor and the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates or with regard to any amended or restated financial statements, on the date of filing the applicable amended or restated financial statements, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and with regard to any amended or restated financial statements, on the date of filing the applicable amended or restated financial statements, and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The pro forma financial statements and related notes, if any, included in the SEC Documents have been properly compiled and prepared in accordance with the applicable requirements of the 1933 Act, the 1934 Act and the rules and regulations of the SEC thereunder, as applicable, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other historical or pro forma financial statements or supporting schedules are required to be included in the SEC Documents under the 1933 Act, the 1934 Act or the rules and regulations of the SEC thereunder. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Contributor or any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Except as set forth in Schedule 3(l), since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Contribution Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its shares of Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on the Contributor’s or any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred shares of the Company or any of its Subsidiaries, or its organizational charter, certificate of formation, memorandum of association, articles of association, certificate of incorporation or bylaws, as applicable. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the SEC Documents, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the shares of Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o) Foreign Corrupt Practices. Neither the Company, the Subsidiary nor any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity or to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(p) Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. Except as disclosed in Schedule 3(q) hereto, no current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common equity of a company whose securities are traded on or quoted through an Eligible Market (as defined in Section 4(f))), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company).

(r) Equity Capitalization.

(i) Definitions:

(A) “Common Stock” means (i) the Company’s common stock, $0.0001 par value per share, and (ii) any capital stock into which such shares of Common Stock shall have been exchanged or any shares of capital stock resulting from a reclassification of such shares of Common Stock.

(ii) Authorized and Outstanding Share Capital. As of the date hereof, the authorized share capital of the Company consists of 2,050,000,000 shares of capital stock, consisting of (i) 2,000,000,000 shares of Common Stock, of which, 569,639 shares of Common Stock are issued and outstanding and 96,286,219 shares of Common Stock are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which (i) 2,000 shares have been designated as Series X Preferred Stock, 1,800 of which are issued and outstanding, (ii) 6,000 shares have been designated as Series B Preferred Stock, 203 of which are issued and outstanding, (iii) 100 shares have been designated as Series C Preferred Stock, all of which are issued and outstanding, (iv) 500 shares have been designated as Series D Preferred Stock, all of which are issued and outstanding, (v) 10,000 shares have been designated as Series E Preferred Stock, 810 of which are issued and outstanding, and (vi) 50,000 shares have been designated as Series F Preferred Stock, 3,410 of which are issued and outstanding. “Convertible Securities” means any share capital or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any share capital or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries and includes the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and any senior secured convertible notes issued pursuant to that certain securities purchase agreement dated as of November 12, 2025 by and between the Company and the investor signatory thereto (the “November Purchase Agreement”).

(iii) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(r)(iii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Shares) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding shares of Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, except as set forth on Schedule 3(r)(iii), no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in Schedule 3(r)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or share capital is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company has furnished to the Contributor and the Buyers true, correct and complete copies of the Articles of Incorporation as in effect on the date hereof and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(s), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the shares of Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). No director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. The Company has an effective and available directors and officer’s insurance policy from an insurer of recognized financial responsibility in an aggregate amount of at least $1,000,000. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No current (or former) executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title.

(i) Real Property. Except as set forth in Schedule 3(w)(i), each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Except as set forth in Schedule 3(w)(ii), each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Initial Contribution Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (as applicable) (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Each of the patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(x)(i). Except as set forth in Schedule 3(x)(ii), none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. (i) To the extent applicable, the Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(i) To the extent applicable, no Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(ii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iii) None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law or any notes issued pursuant to the November Purchase Agreement) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely affected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(bb) Internal Accounting and Disclosure Controls. Except as otherwise disclosed in the SEC Documents, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding the Contributor’s and Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers or the Contributor have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer or the Contributor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) the Contributor or any Buyer, and counterparties in “derivative” transactions to which any such Buyer or the Contributor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Contributor’s or such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer and the Contributor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer and the Contributor may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Initial 8-K Filing (as defined below) one or more Buyers or the Contributor may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Contributor or any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon the Contributor’s or any Buyer’s request.

(hh) Transfer Taxes. On each Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be issued to the Contributor and sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(kk) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ll) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm) Management. During the past five-year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater shareholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(nn) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(pp) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Contributor and the Buyers a copy of any disclosures provided thereunder.

(qq) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Contributor or the Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(rr) No Additional Agreements. The Company does not have any agreement or understanding with the Contributor or any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ss) Public Utility Holding Act. Neither the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(tt) Federal Power Act. Neither the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(uu) Ranking of Shares. At each Closing, no other series of capital stock of the Company existing as of the date of this Agreement, including without limitation the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series X Preferred Stock, or authorized or designated after the date of the designation of the Series F Preferred Stock of the Company will rank senior to, or pari passu with, the Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution, and winding up of the Company.

(vv) Cybersecurity. To the extent applicable, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ww) Compliance with Data Privacy Laws. To the extent applicable, the Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xx) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Contributor or any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Contributor and each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Contributor and the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Contributor and each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Contributor and each Buyer have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Contributor and each Buyer, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that neither the Contributor nor any Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(yy) Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Contributor or the Buyers or their investment advisors) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold the Contributor and the Buyers harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

4. COVENANTS.

(a) Best Efforts. The Contributor and each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Contributor and each Buyer promptly after such filing. The Company shall, on or before the applicable Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at such Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Contributor or the Buyers on or prior to such Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. Until the later of (x) the Additional Closing Expiration Date and (y) such date on which the Contributor and the Buyers shall have sold all of the Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company shall use the net proceeds from the sale of the Additional Shares at any Additional Closing for general corporate purposes and working capital, but not, directly or indirectly, for (i) the satisfaction of any Indebtedness of the Company or any of its Subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (iii) the settlement of any outstanding litigation, except in each of the clauses (i), (ii), and (iii), unless necessary to consummate any acquisition, investment, or other strategic transaction by the Company or its Subsidiaries.

(e) Financial Information. The Company agrees to send the following to the Contributor and each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any other interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock are then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Global Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. At each Closing, the fees and expenses incurred by the Contributor or the Lead Buyer (as defined in the Schedule of Buyers), as applicable, or their affiliates in connection with the structuring, documentation, diligence, negotiation and applicable closings of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all legal fees and disbursements of counsel to the Contributor and the Lead Buyer, any other fees and expenses incurred in connection with the structuring, documentation, diligence, negotiation and applicable closings of the transactions contemplated by the Transaction Documents, and all amendments, modifications, consents or waivers with respect thereto, and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) shall be paid by the Company at such Closing and, in connection with an Additional Purchase Closing, may be withheld by the Lead Buyer from its Purchase Price at each Additional Closing; provided, that the Company’s obligation to pay or reimburse Transaction Expenses of the Contributor and the Lead Buyer under this Section 4(g) at the Initial Contribution Closing shall not exceed $200,000 in the aggregate, and the Company shall promptly reimburse counsel to the Contributor and the Lead Buyer on demand for all Transaction Expenses in connection with the Initial Contribution Closing and any other Transaction Expenses not so reimbursed through such withholding at such applicable Closing. The Company shall also be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by the Contributor or any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Contributor and each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the issuance and sale of the Securities to the Contributor and the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by the Contributor or a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and neither the Contributor nor any Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that the Contributor or a Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Contributor or a Buyer.

(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Certificate of Designation) (including all attachments, the “Initial 8-K Filing”). From and after the filing of the Initial 8-K Filing (but prior to the delivery of an Additional Closing Notice to the Company), the Company shall have disclosed all material, non-public information (if any) provided to the Contributor or any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Initial 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Contributor, any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the Company receives an Additional Closing Notice, either issue a press release (each, an “Additional Press Release”) or file a Current Report on Form 8-K (each, an “Additional 8-K Filing”, and together with the Initial 8-K Filing, the “8-K Filings”), in each case reasonably acceptable to such Buyer or the Contributor participating in such Additional Closing, disclosing that “an institutional investor” has elected to deliver an Additional Closing Notice to the Company. From and after the filing of the Additional Press Release or Additional 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Contributor or any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Additional 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Contributor, any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Contributor or any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Contributor or such Buyer (which may be granted or withheld in the Contributor’s or such Buyer’s sole discretion) except as required by applicable law and regulations or pursuant to Section 4(o) hereof. In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(o) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Contributor or such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, the Contributor and such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. Neither the Contributor nor any Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, shareholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to the Contributor or a Buyer without the Contributor or such Buyer’s consent, the Company hereby covenants and agrees that the Contributor or such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, subject to applicable securities laws. Subject to the foregoing, neither the Company, its Subsidiaries, the Contributor nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Contributor or any Buyer, to make the Additional Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Contributor and each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Contributor or the applicable Buyer (which may be granted or withheld in the Contributor or such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Contributor and such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Contributor and no Buyer shall have (unless expressly agreed to by the Contributor and a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and the Contributor and such particular Buyer (it being understood and agreed that neither the Contributor nor any Buyer may bind any other Buyer or the Contributor with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries, provided, however, that the Contributor and each Buyer shall remain subject to applicable securities laws.

(iii) Other Confidential Information. Disclosure Failures; Disclosure Delay Payments. In addition to other remedies set forth in this Section 4(i), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides the Contributor or any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to the Contributor or such Buyer, as applicable, by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Contributor or any of the Buyers or any of their respective affiliates, on the other hand, shall terminate. In the event that the Company fails to effect such Disclosure on or prior to the Required Disclosure Date and the Contributor or such Buyer shall have possessed Confidential Information for at least ten (10) consecutive Trading Days (each, a “Disclosure Failure”), then, as partial relief for the damages to the Contributor and/or such Buyer by reason of any such delay in, or reduction of, its ability to buy or sell shares of Common Stock after such Required Disclosure Date (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Contributor or such Buyer an amount in cash or in shares of Common Stock, at the election of the Company, equal to the greater of (I) two percent (2.0%) of the aggregate Stated Value (as defined in the Certificate of Designation) of the Shares purchased by such Buyer or issued to the Contributor hereunder, as applicable, and (II) the applicable Disclosure Restitution Amount, on each of the following dates (each, a “Disclosure Delay Payment Date”) on every thirty (30) day anniversary of such Disclosure Failure until the earlier of (x) the date such Disclosure Failure is cured and (y) such time as all such non-public information provided to the Contributor or such Buyer shall cease to be Confidential Information (as evidenced by a certificate, duly executed by an authorized officer of the Company to the foregoing effect) (such earlier date, as applicable, a “Disclosure Cure Date”). Following the initial Disclosure Delay Payment for any particular Disclosure Failure, without limiting the foregoing, if a Disclosure Cure Date occurs prior to any thirty (30) day anniversary of such Disclosure Failure, then such Disclosure Delay Payment (prorated for such partial month) shall be made on the second (2nd) Business Day after such Disclosure Cure Date. The payments to which the Contributor or a Buyer shall be entitled pursuant to this Section 4(i)(iii) are referred to herein as “Disclosure Delay Payments.” In the event the Company fails to make Disclosure Delay Payments in a timely manner in accordance with the foregoing, such Disclosure Delay Payments shall bear interest at the rate of two percent (2.0%) per month (prorated for partial months) until paid in full.

(iv) For the purpose of this Agreement the following definitions shall apply:

(1) “Disclosure Failure Market Price” means, as of any Disclosure Delay Payment Date, the price computed as the quotient of (I) the sum of the five (5) highest VWAPs (as defined below) of the Common Stock during the applicable Disclosure Restitution Period (as defined below), divided by (II) five (5) (such period, the “Disclosure Failure Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Disclosure Failure Measuring Period.

(2) “Disclosure Restitution Amount” means, as of any Disclosure Delay Payment Date, the product of (x) the difference of (I) the Disclosure Failure Market Price less (II) the lowest purchase price, per share of Common Stock, of any shares of Common Stock issued or issuable to the Contributor or such Buyer, as applicable, pursuant to this Agreement or any other Transaction Documents, multiplied by (y) 5% of the aggregate daily dollar trading volume (as reported on either Bloomberg L.P. or FactSet Research Systems Inc., as determined by the Lead Buyer from time to time (together, the “Reporting Service”)) of the shares of Common Stock on the Principal Market for each Trading Day (as defined below) either (1) with respect to the initial Disclosure Delay Payment Date, during the period commencing on the applicable Required Disclosure Date through and including the Trading Day immediately prior to the initial Disclosure Delay Payment Date or (2) with respect to each other Disclosure Delay Payment Date, during the period commencing the immediately preceding Disclosure Delay Payment Date through and including the Trading Day immediately prior to such applicable Disclosure Delay Payment Date (such applicable period, the “Disclosure Restitution Period”).

(3) “Required Disclosure Date” means (x) if the Contributor or such Buyer authorized the delivery of such Confidential Information, either (I) if the Company and the Contributor or such Buyer, as applicable, have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date the Contributor or such Buyer, as applicable, first received any Confidential Information or (y) if the Contributor or such Buyer, as applicable did not authorize the delivery of such Confidential Information, the first (1st) Business Day after the Contributor’s or such Buyer’s receipt of such Confidential Information.

(4) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the shares of Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Contributor or such Buyer or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which the Principal Market is open for trading of securities.

(5) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 3:59 p.m., New York time, as reported by the Reporting Service through its “VAP” function (set to 09:30 start time and 15:59 end time) or FactSet or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 3:59 p.m., New York time, as reported by the Reporting Service, or, if no dollar volume-weighted average price is reported for such security by the Reporting Service for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Contributor or such Buyer. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

(j) [Reserved.]

(k) Additional Issuance of Securities. During the period commencing on the date hereof and ending on the later of (x) the date on which no Shares remain outstanding and (y) the Additional Closing Expiration Date (the “Covenant Period”), the Company will not, without the prior written consent of the Lead Buyer, issue any Shares (other than to the Contributor and Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under this Agreement or the Certificate of Designation.

(l) Reservation of Shares. During the Covenant Period, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of all the Shares then outstanding (assuming for purposes hereof that (i) all Additional Shares issuable hereunder shall have been issued at an Additional Closing on the Initial Contribution Closing Date, (ii) the Shares are convertible at the Floor Price as of such applicable date of determination, (iii) dividends on the Shares shall accrue through the second anniversary of the Initial Contribution Closing Date and will be converted to shares of Common Stock at a conversion price equal to the Floor Price as of such applicable date of determination and (iv) any such conversion shall not take into account any limitations on the conversion of the Shares set forth in the Certificate of Designation) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(l) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Shares. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount with respect to all the Shares then outstanding, the Company will promptly and in any event no later than ten (10) calendar days thereafter take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(m) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(n) Other Shares; Variable Securities. During the Covenant Period, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering (an “ATM Offering”)) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided, however, that if that certain Amended and Restated Equity Purchase Facility Agreement, dated as of September 18, 2025, by and between the Company and the investor named therein (the “Existing EPFA”) is not available for use, the definition of Variable Rate Transaction shall not include the entry into and/or issuance of shares of Common Stock in an “at the market” offering program made by the Company under an effective registration statement on Form S-3 to issue up to the maximum number of shares permitted by General Instruction I.B.6 to Form S-3, provided that no shares of Common Stock shall be issued pursuant to such offering (1) without the Lead Buyer’s prior written consent, (2) at a price per share less than the Floor Price and (3) in excess of 10% of the trading volume on the date of such issuance and sale (a “Permitted ATM”); provided, further, however, that any issuance of securities pursuant to (i) the Existing EPFA, (ii) conversion of any notes issued pursuant to the November Purchase Agreement, or (iii) conversion or exchange of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, shall not constitute a Variable Rate Transaction. The Contributor and each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Subsequent Placement” as used herein, shall mean any direct or indirect issuance, offer, sale, grant of any option or right to purchase, or otherwise dispose of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred shares or any purchase rights) of the Company or any Subsidiary.

(o) Participation Right. At any time on or prior to the later of (i) the twenty-four (24) month anniversary of this Agreement, and (ii) the date on which no Shares are outstanding, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o). The Company acknowledges and agrees that the right set forth in this Section 4(o) is a right granted by the Company, separately, to each Buyer.

(i) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Buyer is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within one (1) Trading Day after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of 40% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(o) shall be (x) based on such Buyer’s pro rata portion of the aggregate purchase price of the Shares purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the first (1st) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the first (1st) Business Day after such Buyer’s receipt of such new Offer Notice.

(iii) The Company shall have ten (10) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii) above), then each Buyer may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(o) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(o)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi) Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(o) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(vii) The Company and each Buyer agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, and (y) representation and warranties of a Buyer in the Subsequent Placement Documents shall not be more restrictive than those of the Buyers in this Agreement (other than such changes as necessary to comply with applicable law, rules and regulations, the manner of sale of such security in such Subsequent Placement and/or the type of such security to be sold in such Subsequent Placement).

(viii) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Offer Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(o). The Company shall not be permitted to deliver more than one such Offer Notice to such Buyer in any thirty (30) day period, except as expressly contemplated by the last sentence of Section 4(o)(ii), and unless the Company abandons the Subsequent Placement.

(ix) The restrictions contained in this Section 4(o) shall not apply in connection with the issuance of (i) shares of Common Stock or standard options to purchase shares of Common Stock to directors, officers, service providers, consultants, real estate sales agents or employees of the Company or any Subsidiary in their capacity as such pursuant to an Approved Stock Plan (as defined below) of the Company or such agreements with such directors, officers, service providers, consultants, real estate sales agents or employees of the Company or any Subsidiary existing as of the date of this Agreement, provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) pursuant to this clause (i) do not, in the aggregate, exceed more than 5.0%, in any fiscal year, of the shares of Common Stock issued and outstanding as of December 31st for the immediately preceding fiscal year and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Contributor or any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan or such agreements with such directors, officers or employees of the Company existing as of the date of this Agreement that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan or such agreements with such directors, officers or employees of the Company existing as of the date of this Agreement that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan or such agreements with such directors, officers or employees of the Company existing as of the date of this Agreement that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan or such agreements with such directors, officers or employees of the Company existing as of the date of this Agreement that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) securities issued pursuant to (A) the Existing EPFA, (B) conversion of any notes issued pursuant to the November Purchase Agreement or (C) conversion or exchange of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; (iv) the Conversion Shares; and (v) the Shares, (each of the foregoing in clauses (i) through (v), collectively the “Excluded Securities”). The Company shall not circumvent the provisions of this Section 4(o) by providing terms or conditions to one Buyer that are not provided to all. “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Stock and standard options to purchase shares of Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(p) Dilutive Issuances. During the Covenant Period, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Certificate of Designation) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Shares any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Shares without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(q) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(r) Restriction on Redemption and Cash Dividends. During the Covenant Period, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Lead Buyer, provided, however, that the foregoing restriction shall not apply to (i) the issuance of shares of Common Stock upon the exercise of stock options outstanding as of the date hereof pursuant to the terms of such stock options as in effect on the date hereof or (ii) any cashless exercise or net settlement of such stock options in accordance with their terms as in effect on the date of this Agreement, in each case, so long as the exercise price, number of shares issuable thereunder, and other material terms of such stock options are not amended, modified, or otherwise changed after the date of this Agreement in any manner adverse to the Company.

(s) Corporate Existence. During the Covenant Period, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designation) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designation.

(t) [Reserved.]

(u) Conversion Procedures. Each of the form of Notice of Conversion (as defined in the Certificate of Designation) included in the Certificate of Designation set forth the totality of the procedures required of the Buyers in order to convert the Shares. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to convert their Shares. The Company shall honor conversions of the Shares and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Certificate of Designation.

(v) [Reserved.]

(w) Change in Transfer Agent. The Company agrees that in the event the Transfer Agent resigns, or is terminated by the Company, as the Company’s transfer agent, the Company shall promptly provide written notice to the Contributor and the Buyers of such resignation or termination and shall engage a replacement Transfer Agent that is acceptable to the Lead Buyer at the Lead Buyer’s sole discretion within five (5) Trading Days of the receipt of such written delivery. Promptly upon the Company engaging such new Transfer Agent, the Company shall deliver Irrevocable Transfer Agent Instructions (as defined below) to such new Transfer Agent, in a form acceptable to the Lead Buyer, at the Lead Buyer’s sole discretion. No Additional Closing shall occur until the new Transfer Agent has executed the Irrevocable Transfer Agent Instructions.

(x) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(y) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(z) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(aa) Notice of Disqualification Events. The Company will notify the Contributor and the Buyers in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(bb) No Net Short Position. The Contributor and each Buyer hereby agrees solely with the Company, severally and not jointly, and not with the Contributor or any other Buyer, for so long as the Contributor or such Buyer owns any Shares, the Contributor or such Buyer, as applicable, shall not maintain a Net Short Position (as defined below). For purposes hereof, a “Net Short Position” by a person means a position whereby such person has executed one or more sales of shares of Common Stock that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Buyer or the Contributor has no equivalent offsetting long position in the Common Stock (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO of the 1934 Act); provided, that, for purposes of such calculations, any short sales either (x) consummated at a price greater than or equal to (A) the Conversion Price (as defined in the Certificate of Designation), (y) that is a result of a bona-fide trading error on behalf of the Contributor or such Buyer (or its respective affiliates) or (z) that would otherwise be marked as a “long” sale, but for the occurrence of a Conversion Failure (as defined in the Certificate of Designation), an Equity Conditions Failure (as defined in the Certificate of Designation) and/or any other breach by the Company (or its affiliates or agents, including, without limitation, the Transfer Agent) of any Transaction Document, in each case, shall be excluded from such definition. For purposes of determining whether a Buyer or the Contributor has an equivalent offsetting “long” position in the Common Stock, (A) all shares of Common Stock that are owned by such Buyer or the Contributor shall be deemed held “long” by such Buyer or the Contributor, (B) all shares of Common Stock that would be issuable upon conversion or exercise in full of all Securities issuable to such Buyer or the Contributor or then held by such Buyer or the Contributor, as applicable (assuming that such Securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments that would take effect given only the passage of time) shall be deemed to be held long by such Buyer or the Contributor, and (C) at any other time the Company is required (or has elected (or is deemed to have elected)) to issue shares of Common Stock to such Buyer or the Contributor pursuant to the terms of the Certificate of Designation, any shares of Common Stock issued or issuable to such Buyer or the Contributor (or its designee, if applicable) in connection therewith shall be deemed held “long” by such Buyer or the Contributor from and after the date that is one (1) Trading Day prior to the deadline for delivery of such shares of Common Stock to such Buyer or the Contributor, as set forth in the Certificate of Designation, until such time as such Buyer or the Contributor shall no longer beneficially own such shares of Common Stock.

(cc) Closing Documents. On or prior to fourteen (14) calendar days after each Closing Date, the Company agrees to deliver, or cause to be delivered, to the Contributor and each Buyer, as applicable, and Sullivan & Worcester LLP a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(dd) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than forty five (45) calendar days after the Initial Contribution Closing Date (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Lead Buyer and Sullivan & Worcester LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Sullivan & Worcester LLP incurred in connection therewith. The proxy statement, if any, shall solicit each of the Company’s stockholders’ affirmative vote at the Stockholder Meeting for approval of a resolution (the “Stockholder Resolution”) providing for the approval of the issuance of all of the Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion set forth in the Certificate of Designation, assuming all Additional Shares have been issued hereunder) (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolution and to cause the board of directors of the Company to recommend to the stockholders that they approve such resolution. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained by such Stockholder Meeting Deadline, the Company shall adjourn and reconvene the Stockholder Meeting at least as often as every thirty (30) calendar days thereafter until such Stockholder Approval is obtained, but in no event later than the three hundred and sixty-fifth (365th) calendar day after the Initial Contribution Closing Date. Notwithstanding the foregoing, if the Company is able to obtain the written consent of holders of a majority of the shares of its issued and outstanding Common Stock to obtain the Stockholder Approval (the “Stockholder Consent”), the Company may satisfy its obligations under this Section 4(dd) by obtaining such consent and submitting for filing with the SEC a Preliminary Information Statement on Schedule 14C no later than ten (10) calendar days following the date of the Initial Contribution Closing, followed by a Definitive Information Statement on Schedule 14C no later than the timeline for such filing prescribed by the 1934 Act; provided however, that if the Company receives a notification from the Principal Market that the Stockholder Consent must be modified, then the Company shall use its best efforts to provide a new Stockholder Consent.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall engage the Transfer Agent to maintain a register for the Shares in which the Transfer Agent shall record the name and address of the Person in whose name the Shares have been issued (including the name and address of each transferee) and the number of Conversion Shares issuable pursuant to the terms of the Certificate of Designation. The Company shall cause the Transfer Agent to keep the register open and available at all times during business hours for inspection of the Contributor or any Buyer or its legal representatives. The Transfer Agent may deem and treat the registered Contributor or Buyer as the absolute owner of the Shares for the purpose of any conversion thereof or any distribution to such holder, and for all other purposes, absent actual notice to the contrary.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to the Contributor and each of the Buyers, which shall be countersigned by the Transfer Agent (each, “Irrevocable Transfer Agent Instructions”), to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Contributor and each Buyer or their respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Contributor and each Buyer to the Company upon conversion of the Shares. The Company shall promptly update the Irrevocable Transfer Agent Instructions in accordance with Section 4(l), and in any event no later than two (2) Business Days following the Lead Buyer’s request for such update, including to update the number of shares of Common Stock authorized and reserved for issuance in accordance with Section 4(l). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If the Contributor or a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Contributor or such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to the Contributor or such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Contributor and any Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Contributor or any Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(c) Legends. The Contributor and each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Contributor or a Buyer, as applicable, provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Contributor’s or such Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Contributor or such Buyer provides the Company with an opinion of counsel to the Contributor or such Buyer, as applicable, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than one (1) Trading Day (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Contributor or such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by the Contributor or a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with share powers attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer, if applicable), together with any other deliveries from the Contributor or such Buyer as may be required above in this Section 5(d), as directed by the Contributor or such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which the Contributor or such Buyer shall be entitled to the Contributor, such Buyer’s or their respective designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to the Contributor or such Buyer, as applicable, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Contributor, such Buyer or its designee (the date by which such credit is so required to be made to the balance account of the Contributor’s or such Buyer’s or their respective designee with DTC or such certificate is required to be delivered to the Contributor or such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to the Contributor, such Buyer or their respective designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(e) Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to the Contributor or a Buyer (or their designee) by the Required Delivery Date, either (I) if the Transfer Agent is not participating in FAST, a certificate for the number of Conversion Shares to which the Contributor or such Buyer is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Contributor, such Buyer or their respective designee with DTC for such number of Conversion Shares submitted for legend removal by the Contributor or such Buyer pursuant to Section 5(d) above or (II) if a registration statement covering the resale of the Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly (x) so notify the Contributor or such Buyer and (y) deliver the Conversion Shares, electronically without any restrictive legend by crediting such aggregate number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above to the Contributor’s, such Buyer’s or their respective designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Contributor and such Buyer, the Company shall pay in cash to the Contributor or such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Contributor or such Buyer on or prior to the Required Delivery Date and to which the Contributor or such Buyer is entitled, and (B) any trading price of the Common Stock selected by the Contributor or such Buyer in writing as in effect at any time during the period beginning on the date of the delivery by the Contributor or such Buyer to the Company of the applicable Conversion Shares and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate to the Contributor or a Buyer and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the balance account of the Contributor, such Buyer or their respective designee with DTC for the number of shares of Common Stock to which the Contributor or such Buyer submitted for legend removal by the Contributor or such Buyer, as applicable, pursuant to Section 5(d) below or (II) a Notice Failure occurs, and if on or after such Trading Day the Contributor or such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Contributor or such Buyer of shares of Common Stock submitted for legend removal by the Contributor or such Buyer pursuant to Section 5(d) above that the Contributor or such Buyer, as applicable, is entitled to receive from the Company (a “Buy-In”), then the Company shall, within one (1) Trading Day after the Contributor’s or such Buyer’s request and in the Contributor’s or such Buyer’s discretion, either (i) pay cash to the Contributor or such Buyer in an amount equal to the Contributor’s or such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit the Contributor’s or such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to the Contributor or such Buyer, as applicable, a certificate or certificates or credit the balance account of the Contributor, such Buyer or their respective designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to the Contributor or such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Conversion Shares that the Company was required to deliver to the Contributor or such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined below) of the shares of Common Stock on any Trading Day during the period commencing on the date of the delivery by the Contributor or such Buyer to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit the Contributor’s or such Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to the Contributor or applicable Buyer to the extent the Company has already paid such amounts in full to the Contributor or such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Certificate of Designation. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by the Reporting Service, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last trade price or last bid price, respectively, of such security prior to 4:00 p.m., New York time, as reported by the Reporting Service, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by the Reporting Service, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by the Reporting Service, or, if no closing bid price or last trade price, respectively, is reported for such security by the Reporting Service, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Contributor or the applicable Buyer.

(f) FAST Compliance. While any Shares remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE SHARES.

(a) The obligation of the Company hereunder to issue the Contribution Shares to the Contributor at a Contribution Closing, except for at an Earnout Contribution Closing, is subject to the satisfaction, at or before the applicable Contribution Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Contributor with prior written notice thereof:

(i) The Contributor and each such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Contributor shall have delivered to the Company the Initial Contributed GPUs or Additional Contributed GPUs, as applicable, being contributed by the Contributor at the applicable Contribution Closing by delivering to the Company a duly executed assignment and assumption agreement, substantially in the form attached hereto as Exhibit B (the “Assignment Agreement”).

(iii) The Contributor shall have delivered to the Company a duly executed notice and acknowledgement of contribution of assets subject to lease, substantially in the form attached hereto as Exhibit C (each, a “Notice and Acknowledgement”).

(iv) The representations and warranties of the Contributor shall be true and correct in all material respects as of the date when made and as of the applicable Contribution Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Contributor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Contributor at or prior to the applicable Contribution Closing Date.

(b) The obligation of the Company hereunder to issue and sell Additional Purchase Shares to an applicable Buyer at an Additional Purchase Closing is subject to the satisfaction, at or before such applicable Additional Purchase Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing such applicable Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of such Buyer, the amounts withheld pursuant to Section 4(g)) for the Additional Purchase Shares being purchased by such Buyer at the Additional Purchase Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Additional Purchase Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Additional Purchase Closing Date.

7. CONDITIONS TO THE CONTRIBUTOR’S AND EACH BUYER’S OBLIGATION TO CONTRIBUTE OR PURCHASE.

(a) The obligation of the Contributor to contribute the Initial Contributed GPUs at the Initial Contribution Closing is subject to the satisfaction, at or before the Initial Contribution Closing Date, of each of the following conditions, provided that these conditions are for the Contributor’s sole benefit and may be waived by the Contributor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to the Contributor each of the Transaction Documents to which it is a party.

(ii) The Company shall have delivered to the Contributor, on an expedited basis, evidence of the issuance of the Initial Contribution Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of the Contributor, or, at the election of the Contributor, a certificate evidencing a number of Initial Contribution Shares as being issued to the Contributor at the Initial Contribution Closing pursuant to this Agreement, registered in the name of the Contributor.

(iii) The Company shall have delivered to the Contributor evidence of the filing with and acceptance of the Certificate of Designation by the Secretary of State of the State of Nevada.

(iv) The Contributor shall have received the legal opinion of Sichenzia Ross Ference Carmel LLP, counsel to the Company, dated as of the Initial Contribution Closing Date, in the form acceptable to the Contributor.

(v) The Company shall have delivered to the Contributor a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to the Contributor, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(vi) The Company shall have delivered to the Contributor a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Initial Contribution Closing Date.

(vii) The Company shall have delivered to the Contributor a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Initial Contribution Closing Date.

(viii) The Company shall have delivered to the Contributor a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within ten (10) days of the Initial Contribution Closing Date (including the Certificate of Designation).

(ix) The Company and each Subsidiary shall have delivered to the Contributor a certificate, in the form acceptable to the Contributor, executed by the Secretary or the Chief Financial Officer of the Company and each Subsidiary and dated as of the Initial Contribution Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to the Contributor, (ii) the Articles of Incorporation and the organizational documents of each Subsidiary and (iii) the bylaws (or equivalent governing document) of each Subsidiary, each as in effect at the Initial Contribution Closing.

(x) Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Contribution Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Initial Contribution Closing Date. The Contributor shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Initial Contribution Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Contributor in the form acceptable to the Contributor.

(xi) The Company shall have delivered to the Contributor the duly executed Assignment Agreement and the duly executed Notice and Acknowledgement with respect to the Initial Contributed GPUs.

(xii) The Company and the Lessee shall have entered into a new lease agreement, substantially in the form attached hereto as Exhibit D with respect to the Initial Contributed GPUs (the “New Lease”) and delivered a copy of such duly executed New Lease to the Contributor.

(xiii) The Company shall have delivered to the Contributor a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Initial Contribution Closing Date immediately prior to the Initial Contribution Closing and certifying sufficient authorized and unissued shares to satisfy the applicable Required Reserve Amount in accordance with Section 4(l) hereof.

(xiv) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) except as otherwise disclosed in the SEC Documents with respect to the Principal Market, shall not have been suspended, as of the Initial Contribution Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Contribution Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xv) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xvi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xvii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xviii) The Company shall have submitted a Listing of Additional Shares Notification Form to the Principal Market with respect to the Initial Contribution Conversion Shares.

(xix) The Company shall have obtained, and delivered to the Contributor, the duly executed Stockholder Consent, in form reasonably satisfactory to the Contributor.

(xx) The Company shall have obtained, and delivered to the Contributor, the duly executed consents from the holders of a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series X Preferred Stock approving of and permitting the filing of the Certificate of Designation in form reasonably satisfactory to the Contributor.

(xxi) The Company shall have delivered to the Contributor (or made available through the EDGAR system) the audited financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2025.

(xxii) The Company and its Subsidiaries shall have delivered to the Contributor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Contributor or its counsel may reasonably request.

(b) The obligation of the Contributor to contribute any Additional Contributed GPUs, or of any given Buyer hereunder to purchase its Additional Shares, each at an Additional Closing is subject to the satisfaction, at or before such applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for the Contributor’s or such Buyer’s sole benefit and may be waived by the Contributor or by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer or the Contributor each of the Transaction Documents to which it is a party

(ii) The Company shall have delivered to the Contributor or such Buyer, on an expedited basis, evidence of the issuance of the Contributor’s or such Buyer’s Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of the Contributor or such Buyer, or, at the election of the Contributor or such Buyer, a certificate evidencing a number of Shares in such number of Contribution Shares as is set forth in the applicable Additional Contribution Closing Notice, or, at the Additional Closing pursuant to this Agreement, registered in the name of the Contributor or such Buyer, as applicable.

(iii) The Contributor or such Buyer shall have received the legal opinion of Sichenzia Ross Ference Carmel LLP, counsel to the Company, dated as of the Additional Closing Date, in the form acceptable to the Contributor or such Buyer.

(iv) The Company shall have delivered to the Contributor or such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to the Contributor or such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(v) The Company shall have delivered to the Contributor or such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Additional Closing Date.

(vi) The Company shall have delivered to the Contributor or such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Additional Closing Date.

(vii) The Company shall have delivered to the Contributor or such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within ten (10) days of the Additional Closing Date (including evidence of the filing of the Certificate of Designation).

(viii) The Company and each Subsidiary shall have delivered to the Contributor or such Buyer a certificate, in the form acceptable to the Contributor or such Buyer, executed by the Secretary or the Chief Financial Officer of the Company and each Subsidiary and dated as of the Additional Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to the Contributor or such Buyer, (ii) the Articles of Incorporation and the organizational documents of each Subsidiary and (iii) the bylaws (or equivalent governing document) of each Subsidiary, each as in effect at the Additional Closing.

(ix) Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Additional Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date. The Contributor or such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Contributor or such Buyer in the form acceptable to the Contributor or such Buyer.

(x) The Company shall have delivered to the Contributor or such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Additional Closing Date immediately prior to the Additional Closing and certifying sufficient authorized and unissued shares to satisfy the applicable Required Reserve Amount in accordance with Section 4(l) hereof.

(xi) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Additional Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xv) The Company shall have submitted a Listing of Additional Shares Notification Form to the Principal Market with respect to the Additional Contribution Conversion Shares or the Additional Purchase Conversion Shares, as applicable.

(xvi) If such Additional Closing is an Additional Contribution Closing, the Company shall have delivered to the Contributor the duly executed Assignment Agreement and such duly executed Notice and Acknowledgement with respect to the Additional Contributed GPUs.

(xvii) If such Additional Closing is an Additional Contribution Closing, the Company shall have entered into a modification of the New Lease, which New Lease shall include such Additional Contributed GPUs in addition to all previously contributed Contributed GPUs, and delivered a copy of such modified duly executed New Lease to the Contributor.

(xviii) If such Additional Closing is an Additional Purchase Closing, such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Flow of Funds Letter”).

(xix) The Company and its Subsidiaries shall have delivered to the Contributor or such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Contributor or such Buyer or its counsel may reasonably request.

8. TERMINATION.

In the event that the Initial Contribution Closing shall not have occurred within forty five (45) days of the date hereof, then the Contributor and any Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the Contributor or such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to the Contributor or such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Contributor’s or such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Shares shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Las Vegas, Nevada, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by the Contributor or any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Contributor or any Buyer, or collection by the Contributor or any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Contributor or such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Contributor or such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Contributor or such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Contributor or such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Contributor, the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by the Contributor or any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments the Contributor or any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Contributor or such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Contributor or any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Contributor or any Buyer, or any instruments the Contributor or any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company, the Contributor nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Contributor and all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on the Contributor or any Buyer without the Contributor or such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). Notwithstanding anything in any Transaction Document to the contrary, no waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement or any other Transaction Document, and any waiver of any provision of this Agreement or any other Transaction Document made in conformity with the provisions of this Section 9(e) shall be binding on the Contributor and all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on the Contributor or any Buyer without the Contributor or such Buyer’s prior written consent (which may be granted or withheld in the Contributor or such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Shares. From the date hereof and while any Shares are outstanding, the Company shall not be permitted to receive any consideration from the Contributor or a Buyer or a holder of Shares that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat the Contributor or such Buyer or holder of Shares in a manner that is more favorable than to other similarly situated Buyers, the Contributor or holders of Shares, or (ii) to treat the Contributor or any Buyer(s) or holder(s) of Shares in a manner that is less favorable than the Contributor, the Buyer or holder of Shares that is paying such consideration; provided, however, that the determination of whether the Contributor or a Buyer has been treated more or less favorably than the Contributor or another Buyer shall disregard any securities of the Company purchased or sold by the Contributor or any Buyer. The Company has not, directly or indirectly, made any agreements with the Contributor or any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, neither the Contributor nor any Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for the Contributor and each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by the Contributor or a Buyer, any of its advisors or any of its representatives shall affect the Contributor’s or such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such the Contributor’s or Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) while the Contributor or any Buyer holds Shares, holders of a majority of Shares as of such time, provided that such majority must include the Lead Buyer, and (II) on or after the date the Contributor and each Buyer no longer holds any Shares, holders of a majority of the Shares as of such time issued or issuable hereunder or pursuant to the Certificate of Designation (or the Contributor or the Buyers, with respect to any waiver or amendment of Section 4(o)); provided, that such majority must include the Lead Buyer.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

La Rosa Holdings Corp.,
1420 Celebration Blvd., 2nd Floor

Celebration, Florida 34747
Telephone: (321) 250-1799
Attention: Joseph La Rosa, CEO
E-Mail: joe@larosarealtycorp.com

With a copy (for informational purposes only) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 26th Floor

New York, NY 10036
Telephone: (212) 930-9700
Attention: Ross Carmel, Esq.
E-Mail: rcarmel@srfc.law

If to the Transfer Agent:

VStock Transfer LLC
18 Lafayette Place

Woodmere, NY 11598
Telephone: (212) 828-8436
E-Mail: action@vstocktransfer.com

If to the Contributor or a Buyer, to the mailing address and e-mail address set forth on the Schedule of Contributor or the Schedule of Buyers, as applicable, with copies to its representatives as set forth therein, with a copy (for informational purposes only) to:

Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 660-3060
Attention: David E. Danovitch, Esq.
E-mail: ddanovitch@sullivanlaw.com

and

Blank Rome LLP
One Logan Square
130 North 18th Street
Philadelphia, PA 19103

Telephone: (215) 569-5701
Attention: Heather Sonnenberg, Esq.
E-Mail: heather.sonnenberg@blankrome.com

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Sullivan & Worcester LLP shall only be provided copies of notices sent to the Lead Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Certificate of Designation) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designation). The Contributor or any Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be the Contributor or a Buyer hereunder, as applicable, with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive each Closing. The Contributor and each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of the Contributor’s and each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Contributor and each Buyer and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by the Contributor or such Buyer pursuant to Section 4(i), or (D) the status of the Contributor or such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Except where explicitly stated to the contrary each and every reference to share prices, Common Stock and any other numbers in this Agreement and the Certificate of Designation that relate to the Common Stock shall be automatically adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions that occur with respect to the shares of Common Stock after the date of this Agreement.

(m) Remedies. The Contributor and each Buyer and in the event of assignment by the Contributor or such Buyer of its respective rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Contributor or the Buyers. The Company therefore agrees that the Contributor and the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Contributor or any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then the Contributor and such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to the Contributor or any Buyer hereunder or pursuant to any of the other Transaction Documents or the Contributor or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Contributor’s and Buyers’ Obligations and Rights. The obligations of the Contributor and each Buyer under the Transaction Documents are several and not joint with the obligations of the Contributor and any other Buyer, and neither the Contributor nor any Buyer shall be responsible in any way for the performance of the obligations of any other Buyer or the Contributor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Contributor or any Buyer pursuant hereto or thereto, shall be deemed to constitute the Contributor and Buyers as, and the Company acknowledges that the Contributor and the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Contributor and Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Contributor and Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of the Contributor and each Buyer to contribute GPUs or purchase Securities, as applicable, pursuant to the Transaction Documents has been made by the Contributor and such Buyer independently of the Contributor and any other Buyer. The Contributor and each Buyer acknowledges that the Contributor and no other Buyer has acted as agent for the Contributor or such Buyer in connection with the Contributor or such Buyer making its investment hereunder and that no other Buyer or the Contributor will be acting as agent of the Contributor or such Buyer, as applicable, in connection with monitoring the Contributor’s or such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company, the Contributor and each Buyer confirms that the Contributor and each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Contributor and each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for the Contributor or any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of the Contributor or any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by the Contributor or any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary, the Contributor or a Buyer, solely, and not between the Company, its Subsidiaries, the Contributor and the Buyers collectively and not between and among the Buyers and the Contributor.

[Signature pages follow]

IN WITNESS WHEREOF, each Buyer, the Contributor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

LA ROSA HOLDINGS CORP.

By:
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer, the Contributor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

CONTRIBUTOR:

[*]

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer, the Contributor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

[*]

By:
Name:
Title:

SCHEDULE OF BUYERS

Schedule A

Qty	Description

6	X14 8U HGX 8GPU, X14DBGLC, CSE-GP807TS

	●	1x 0% 3 YRS LABOR, 3 YRS PARTS, 1 YR CRS UNDER LIMITED WRNTY

	●	1x NVIDIA Blackwell GPU Baseboard, HGX B300 NVL8, 8-GPU AC

	●	2x GNR-SP 6767P 2P 64C (2.4/2.8G, 350W) 336M S512 T2048 4444 MRDIMM

	●	32x 96GB DDR5-6400 2RX4 LP (24Gb) ECC RDIMM, HF, RoHS

	●	4x Samsung PM9D3a 7.68TB NVMe PCIe5x4 E1.S 9.5mm 1DWPD SED

	●	2x Samsung PM9A3 1.92TB NVMe PCIe4x4 M.2 22x110mm 1DWPD SED 5YR

	●	1x ConnectX-6 Dx100GbE Ethernet Adapter Card, dual port QSFP56

	●	1x AOM-TPM-9672V - TPM 2.0 with 10 pins SPI, RoHS

	●	1x SDDC Monitor License - Single license per monitored host

	●	1x ASSEMBLY FEE

	●	1x 3 YR ONSITE NBD SERVICE

Item Number, Serial Number, IPMI MAC, Default Password

1.	SYS-822GS-NB3RT,S962013X6320332,7CC2559268F3,IRPRDITHJK

2.	SYS-822GS-NB3RT,S962013X6320333,7CC255926A06,IUHFHWGXUW

3.	SYS-822GS-NB3RT,S962013X6320335,7CC2559404E2,BSSVHXUTEQ

4.	SYS-822GS-NB3RT,S962013X6320336,7CC255940305,BNNEGOWCBO

5.	SYS-822GS-NB3RT,S962013X6320339,7CC2559265FF,IJFMTLDDRM

6.	SYS-822GS-NB3RT,S962013X6320340,7CC2559264CF,IFVCFRQPJM

EXHIBIT A

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES F CONVERTIBLE PREFERRED STOCK

(See attached)

 A-1

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

(See attached)

 B-1

EXHIBIT C

FORM OF Notice and Acknowledgement

(See attached)

C-1

EXHIBIT D

NEW LEASE

(See attached)

D-1